UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

July 1, 2015

Date of Report (Date of earliest event reported)

Trans World Corporation

(Exact name of registrant as specified in its charter)

Nevada	0-25244	13-3738518
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

545 Fifth Avenue, Suite 940, New York, New York	10017
(Address of principal executive offices)	(Zip Code)

(212) 983-3355

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As noted in the proxy statement of Trans World Corporation (“TWC” or the “Company”) dated and filed with the U.S. Securities and Exchange Commission on May 15, 2015, Mr. Malcolm M. B. Sterrett, then a member of the Board of Directors of the Company, informed the Board of Directors on March 6, 2015 that he would not seek re-election at the 2015 Annual Meeting. The Nominating Committee considered the candidacy of Mr. Brooks H. Pierce, and finding his nomination to be appropriate, recommended him to the Board of Directors to be included in the Board’s slate of nominees for this Annual Meeting. The Board approved Mr. Pierce and nominated him as a candidate to fill Mr. Sterrett’s seat at the 2015 Annual Meeting of Stockholders. Prior to his nomination, Mr. Pierce had consented to serve if elected.

On the afternoon of June 23, 2015, less than three days prior to the date of the TWC Annual Meeting, Mr. Pierce withdrew his consent to serve due to his acceptance of employment with a company that would not permit him to serve as a director of another company’s board of directors. Although the Board of Directors had the authority to nominate another individual to stand for election to the Board for this vacant seat at the forthcoming Annual Meeting, due to time constraints, the Board determined not to do so. At the Annual Meeting, votes previously cast were taken with respect to this Board seat, but no one was elected to fill such seat as there was no nominee for it. Accordingly, this board seat is currently vacant. Under the Company’s Bylaws, the Board of Directors has the power to fill such vacancy for the one year term by a vote of a majority of the remaining directors, may, by resolution, decrease the number of board seats, or may leave the vacant seat open. As of the date hereof, the Board of Directors has not determined whether or what action it may take relating to this matter.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of the Company was held on June 26, 2015 for the previously noticed purposes of: (i) electing seven (7) directors to hold office until the next annual meeting of stockholders; (ii) holding an advisory vote on resolutions regarding compensation of the named executive officer, including compensation to the CEO on a change in control; and, (iii) ratifying the appointment of WithumSmith+Brown as the Company’s independent registered public accountants for the fiscal year ending December 31, 2015. The final tally of the votes at the Annual Meeting on each proposal is set forth below.

Proposal No.1 - All of management’s nominees for director as named in the Company’s Proxy Statement were elected by the votes set forth in the table below:

Number of Votes

Name	For	Withheld	Broker Non-Vote

1. Max W. Batzer	8,155,294	109,660	260,967

2. Patrick J. Bennett, Sr.	8,229,398	35,556	260,967

3. Michael B. Brodsky	8,229,398	35,556	260,967

4. Timothy G. Ewing	8,229,398	35,556	260,967

5. David E. Goldberg	8,155,294	109,660	260,967

6. Brooks H. Pierce*	8,229,398	35,556	260,967

7. Rami S. Ramadan	8,260,412	4,542	260,967

* Mr. Pierce withdrew his consent to serve as a director immediately prior to the date of the Annual Meeting and, notwithstanding the votes cast, was not elected as a director. See Item 5.02, above.

Proposal No. 2: The advisory vote on resolutions regarding compensation of the named executive officer, including compensation to the CEO on a change in control was approved by the votes set forth in the table below:

Number of Votes

For	Against	Abstain	Broker Non-Vote

8,240,653	24,301	0	260,967

Proposal No. 3: The proposal to ratify the appointment by the Board of Directors of WithumSmith+Brown as the Company’s independent accountants for the fiscal year ending December 31, 2015 was approved by the votes set forth in the table below:

Number of Votes

For	Against	Abstain

8,518,544	7,377	0

At the meeting, Mr. Rami Ramadan, the Company’s Chief Executive Officer, presented a brief overview of the Company’s results of operations and financial condition for the year ended December 31, 2014, and thereafter responded to shareholder questions.

Upon the announcement of the preliminary results of the voting, the meeting was adjourned.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended,  the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRANS WORLD CORPORATION

Date: July 1, 2015	By:	/s/ Rami S. Ramadan
Rami S. Ramadan
President, Chief Executive Officer